Exhibit 23.1

May 21, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment No. 1 to the Form 8-K of our report dated May 21, 2018, relating to the consolidated financial statements of Cooltech Holdings Corp. as at December 31, 2017 and 2016, and for the years then ended.

Yours truly,

/s/ MNP LLP

MNP LLP